 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2017

DCT INDUSTRIAL TRUST INC.
DCT INDUSTRIAL OPERATING PARTNERSHIP LP
(Exact name of registrant as specified in its charter)

Maryland (DCT Industrial Trust Inc.)	001-33201	82-0538520
Delaware (DCT Industrial Operating Partnership LP	333-195185	82-0538522
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
555 17th Street, Suite 3700
Denver, CO 80202
(Address of principal executive offices)
(303) 597-2400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 3, 2017, DCT Industrial Trust Inc. (the “Company”) held its annual meeting of stockholders in Denver, Colorado (the“Annual Meeting”). As of the record date, there were a total of 91,923,909 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting.  The following is a brief description of each matter voted upon at the Annual Meeting and a statement of the number of votes cast for or against and the number of abstentions and broker non-votes with respect to each matter, as applicable.

(a)    Votes regarding the election of the persons named below as directors for a term expiring at the annual meeting of stockholders in 2018 and until their respective successors have been duly elected and qualified or until their earlier resignation or removal, were as follows:

Names of Directors	For	Against	Abstain	Broker Non-Votes
Philip L. Hawkins	81,874,338	304,834	141,118	3,916,125
Marilyn A. Alexander	80,567,268	1,612,649	140,373	3,916,125
Thomas F. August	81,525,567	652,141	142,582	3,916,125
John S. Gates, Jr.	74,707,992	6,714,461	897,837	3,916,125
Raymond B. Greer	81,954,261	224,295	141,734	3,916,125
Tripp H. Hardin	80,156,166	2,022,464	141,660	3,916,125
Tobias Hartmann	81,913,886	264,923	141,481	3,916,125
John C. O’Keeffe	79,218,759	2,959,536	141,995	3,916,125

Based on the votes set forth above, each of the foregoing persons was duly elected to serve as a director for a term expiring at the annual meeting of stockholders in 2018 and until his or her respective successor has been duly elected and qualified or until his or her earlier resignation or removal.

(b)    Votes regarding a non-binding, advisory resolution approving the compensation of the Company’s named executive officers, were as follows:

For	Against	Abstain	Broker Non-Votes
76,473,711	4,933,309	913,270	3,916,125

Based on the votes set forth above, the non-binding, advisory resolution approving the compensation of the Company’s named executive officers was approved by the Company’s stockholders.

(c)    Votes regarding a non-binding, advisory proposal regarding the frequency of holding non-binding, advisory votes on the compensation of the Company’s named executive officers, were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
69,995,208	45,962	12,124,579	154,541	3,916,125

Based on the votes set forth above, the Company’s stockholders approved, on a non-binding, advisory basis, a frequency of 1 year for the non-binding, advisory vote on the compensation of the Company’s named executive officers. The Company’s board of directors (the “Board”) considered the voting results with respect to the frequency proposal and other factors, and the Board currently intends for the Company to hold a non-binding, advisory vote on the compensation of the Company’s named executive officers every year until the next required advisory vote on the frequency of holding the non-binding, advisory vote on the compensation of the Company’s named executive officers.

(d)    Votes to allow the Company’s bylaws to be amended by the affirmative vote of a majority of all votes entitled to be cast by the stockholders of the issued and outstanding shares of common stock of the Company at a meeting of stockholders duly called and at which a quorum is present (the “Bylaw Amendment”), were as follows:

For	Against	Abstain	Broker Non-Votes
82,144,486	32,507	143,297	3,916,125

Based on the votes set forth above, the Bylaw Amendment was approved by the Company’s stockholders. As a result, the Bylaw Amendment was effective on May 3, 2017.

(e)    Votes regarding the ratification of the audit committee’s appointment of Ernst & Young LLP as independent registered public accounting firm for 2017, were as follows:

For	Against	Abstain
85,565,491	538,580	132,344

Based on the votes set forth above, the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company to serve for the fiscal year ending December 31, 2017 was duly ratified by the Company’s stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.
May 8, 2017
	By:	/s/ John G. Spiegleman
Name: John G. Spiegleman
Title: Executive Vice President and General Counsel

DCT INDUSTRIAL OPERATING PARTNERSHIP LP By: DCT Industrial Trust Inc., its general partner
May 8, 2017
	By:	/s/ John G. Spiegleman
Name: John G. Spiegleman
Title: Executive Vice President and General Counsel